UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2010

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	001-32743	74-1492779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 368-2084

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On November 1, 2010, EXCO Resources, Inc. (the “Company”) issued a press release announcing that its Chairman and Chief Executive Officer, Douglas H. Miller, submitted to the Board of Directors a proposal to purchase all of the outstanding shares of stock of the Company not already owned by Mr. Miller for a cash purchase price of $20.50 per share. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K.

The Board of Directors of the Company intends to establish a Special Committee of the Board comprised of independent directors to consider, among other things, the proposal. The Board of Directors cautions the Company’s shareholders and others considering trading in its securities that the Board of Directors has just received the proposal and no decisions have been made by the Board of Directors or the Special Committee with respect to the Company’s response to the proposal. There can be no assurance that any definitive offer will be made or accepted, that any agreement will be executed or that any transaction will be consummated.

Item 9.01	Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 1, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President – Finance

Date: November 1, 2010

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release, dated November 1, 2010.